Exhibit 10.01

SHARE EXCHANGE AGREEMENT

dated as of

December 8, 2011

among

GREEN DOT CORPORATION,

SEQUOIA CAPITAL FRANCHISE FUND, L.P.,

SEQUOIA CAPITAL USGF PRINCIPALS FUND IV L.P.,

SEQUOIA CAPITAL FRANCHISE PARTNERS, L.P.

and

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.

TABLE OF CONTENTS

		Page

	ARTICLE 1
	DEFINITIONS

Section 1.01.	Definitions	2

	ARTICLE 2
	INITIAL EXCHANGE

Section 2.01.	Initial Exchange	4
Section 2.02.	Closing	4

	ARTICLE 3
	REPRESENTATIONS AND WARRANTIES OF THE SEQUOIA FUNDS

Section 3.01.	Existence and Power	4
Section 3.02.	Authorizations	4
Section 3.03.	Governmental Authorization	5
Section 3.04.	Noncontravention	5
Section 3.05.	Ownership of Class B Common Shares	5
Section 3.06.	Litigation	5
Section 3.07.	Acquisition for Investment	6
Section 3.08.	Finders' Fees	6

	ARTICLE 4
	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01.	Corporate Existence and Power	6
Section 4.02.	Corporate Authorization	6
Section 4.03.	Noncontravention	7
Section 4.04.	Issuance of Series A Preferred Shares and Class A Common Conversion Shares	7
Section 4.05.	Litigation	7
Section 4.06.	Acquisition for Investment	7
Section 4.07.	Finders' Fees	8

	ARTICLE 5
	COVENANTS

Section 5.01.	Reasonable Best Efforts; Further Assurances	8
Section 5.02.	Legend	8

i

		Page

Section 5.03.	Subsequent Exchanges	9

	ARTICLE 6
	CONDITIONS TO CLOSING

Section 6.01.	Conditions to Obligations of the Company and the Sequoia Funds	10
Section 6.02.	Conditions to Obligations of the Company	10
Section 6.03.	Conditions to Obligations of the Sequoia Funds	10

	ARTICLE 7
	TERMINATION

Section 7.01.	Grounds for Termination	11
Section 7.02.	Effect of Termination	11

	ARTICLE 8
	MISCELLANEOUS

Section 8.01.	Notices	11
Section 8.02.	Amendments and Waivers	12
Section 8.03.	Successors and Assigns	13
Section 8.04.	Governing Law	13
Section 8.05.	Counterparts	13
Section 8.06.	Entire Agreement	13
Section 8.07.	Specific Performance	13

Schedule 2.01	Class B Common Shares and Series A Preferred Shares of the Sequoia Funds

Exhibit A	Form of Second Amendment to Registration Rights Agreement
Exhibit B	Form of Series A Preferred Stock Certificate of Designations
Exhibit C	Form of Rule 16b-3 Board Resolutions

ii

SHARE EXCHANGE AGREEMENT
SHARE EXCHANGE AGREEMENT (this “Agreement”) dated as of December 8, 2011 among Green Dot Corporation, a Delaware corporation (the “Company”), Sequoia Capital Franchise Fund, L.P., a Delaware limited partnership (“Sequoia Capital Franchise Fund”), Sequoia Capital USGF Principals Fund IV L.P., a Cayman Islands exempted limited partnership (“Sequoia Capital USGF Fund”), Sequoia Capital Franchise Partners, L.P., a Delaware limited partnership (“Sequoia Capital Franchise Partners”), and Sequoia Capital U.S. Growth Fund IV, L.P., a Cayman Islands exempted limited partnership (“Sequoia Capital US Growth Fund”; each of Sequoia Capital Franchise Fund, Sequoia Capital USGF Fund, Sequoia Capital Franchise Partners and Sequoia Capital US Growth Fund, a “Sequoia Fund”, and collectively, the “Sequoia Funds”).
W I T N E S S E T H :
WHEREAS, the Sequoia Funds are, as of the date hereof, the record and beneficial owners of shares of Class B Common Stock;
WHEREAS, in connection with the closing of the transactions contemplated by the Bonneville Merger Agreement (the “Bonneville Merger Closing”), the Sequoia Funds desire to exchange a portion of such shares of Class B Common Stock for newly issued shares of Series A Preferred Stock, upon the terms and subject to the conditions hereinafter set forth; and
WHEREAS, concurrently with the execution hereof, the Company and each Sequoia Fund are executing an amendment to the Registration Rights Agreement substantially in the form attached as Exhibit A hereto (the “Registration Rights Amendment”);
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Agreement (each, a “party”, and collectively, the “parties”), intending to be legally bound, hereby agree as follows:

ARTICLE 1
Definitions
Section 1.01. Definitions. (a)    As used herein, the following terms have the following meanings:

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
“Bonneville Merger Agreement” means the Agreement and Plan of Merger dated as of February 4, 2010 among the Company, Bonneville Bancorp, a Utah corporation, and Green Dot Acquisition Corp, a Utah Corporation, as amended from time to time.
“Certificate of Designations” means the Certificate of Designations relating to the Series A Preferred Stock substantially in the form attached as Exhibit B hereto.
“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.
“Class A Common Conversion Shares” means the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Shares in accordance with the terms thereof.
“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.
“Closing Date” means the date of the Closing.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, restriction, limitation or encumbrance in respect of such property or asset.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Registration Rights Agreement” means the Green Dot Corporation Ninth Amended and Restated Registration Rights Agreement dated as of May 27, 2010 among the Company and the other parties thereto, as amended by the First Amendment thereto dated as of July 16, 2010 among the Company and the other parties thereto.
“Series A Preferred Stock” means the Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share, of the Company.
(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Applicable Restrictions	4.05
Bonneville Merger Closing	Recitals
Class B Common Shares	2.01
Closing	2.02
Company	Preamble
Initial Exchange	2.02
party	Recitals
Sequoia Capital Franchise Fund	Preamble
Sequoia Capital Franchise Partners	Preamble
Sequoia Capital US Growth Fund	Preamble
Sequoia Capital USGF Fund	Preamble
Sequoia Funds	Preamble
Series A Preferred Shares	2.01
Subsequent Exchange	5.03

ARTICLE 2
Initial Exchange

Section 2.01. Initial Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) each Sequoia Fund agrees to transfer to the Company the number of shares of Class B Common Stock set forth opposite its name on Schedule 2.01 (collectively, the “Class B Common Shares”) and (b) the Company agrees to issue and transfer to each Sequoia Fund in exchange therefor the number of shares of Series A Preferred Stock set forth opposite the name of such Sequoia Fund on Schedule 2.01 (collectively, the “Series A Preferred Shares”).

Section 2.02. Closing. (a) The closing (the “Closing”) of the exchange of the Class B Common Shares for the Series A Preferred Shares (the “Initial Exchange”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York immediately prior to the Bonneville Merger Closing, subject to the satisfaction or, to the extent permissible, waiver of the conditions set forth in Article 6 by the party or parties entitled to the benefit of such conditions, or at such other time or place as the Company and the Sequoia Funds may agree.
(b)    At the Closing, (i) the Sequoia Funds shall deliver to the Company such instruments of transfer or other documentation as may be reasonably required to evidence that the Class B Common Shares have been duly transferred to the Company and (ii) the Company shall deliver to the Sequoia Funds such documentation as may be reasonably required to evidence that the Series A Preferred Shares have been duly issued and transferred to the applicable Sequoia Funds.

ARTICLE 3
Representations and Warranties of the Sequoia Funds

Each Sequoia Fund, severally and not jointly (and only as to itself and not as to any other Person), represents and warrants to the Company as of the date hereof and as of the Closing Date that:
Section 3.01. Existence and Power. Such Sequoia Fund is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Section 3.02. Authorization. The execution, delivery and performance by such Sequoia Fund of this Agreement and the consummation of the transactions contemplated hereby are within the limited partnership powers of such Sequoia Fund and have been duly authorized by all necessary limited partnership action on the part of such Sequoia Fund. This Agreement constitutes a valid and binding agreement of such Sequoia Fund, enforceable against such Sequoia Fund in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

Section 3.03. Governmental Authorization. The execution, delivery and performance by such Sequoia Fund of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Designations with the Delaware Secretary of State and (b) compliance with any applicable requirements of the 1934 Act and any other applicable state or federal securities laws.

Section 3.04. Noncontravention. The execution, delivery and performance by such Sequoia Fund of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate the certificate of limited partnership or partnership agreement of such Sequoia Fund, (b) assuming compliance with the matters referred to in Section 3.03, violate any Applicable Law, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Sequoia Fund or to the loss of any benefit to which such Sequoia Fund is entitled under any provision of any agreement or other instrument binding upon such Sequoia Fund or (d) result in the creation or imposition of any Lien on such Sequoia Fund's portion of the Class B Common Shares.

Section 3.05. Ownership of Class B Common Shares. Such Sequoia Fund is the record and beneficial owner of the Class B Common Shares to be transferred by it pursuant hereto, free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of such Class B Common Shares), and will transfer and deliver to the Company at the Closing valid title to such Class B Common Shares free and clear of any Lien.

Section 3.06. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of such Sequoia Fund, threatened against or affecting, such Sequoia Fund before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.07. Acquisition for Investment. Such Sequoia Fund acknowledges that the Series A Preferred Shares have not been registered under the 1933 Act. Such Sequoia Fund is acquiring its portion of the Series A Preferred Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, other than in compliance with the terms of the Certificate of Designations. Such Sequoia Fund has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series A Preferred Shares and is capable of bearing the economic risks of such investment.

Section 3.08. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Sequoia Fund who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 4
Representations and Warranties of the Company

The Company represents and warrants to each Sequoia Fund as of the date hereof and as of the Closing Date that:
Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and delivery of the Series A Preferred Shares and the conversion thereof into the Class A Common Conversion Shares in accordance with the terms thereof, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

(b)    The Board of Directors of the Company or a committee thereof that is composed solely of two or more "non-employee directors" (as such term is defined in Rule 16b-3 under the 1934 Act) has duly adopted resolutions substantially in the form attached as Exhibit C hereto, and such resolutions have not been amended or modified and are in full force and effect in the form adopted.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Designations with the Delaware Secretary of State and (b) compliance with any applicable requirements of the 1934 Act and any other applicable state or federal securities laws

Section 4.04. Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 4.03, violate any Applicable Law, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any Lien on the Series A Preferred Shares.

Section 4.05. Issuance of Series A Preferred Shares and Class A Common Conversion Shares. (a) The Series A Preferred Shares have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights and free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of the Series A Preferred Shares), except as set forth in the Certificate of Designations and under applicable securities laws (collectively, the “Applicable Restrictions”).

(b)    The Class A Common Conversion Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Series A Preferred Shares, will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights and free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of the Class A Common Conversion Shares), except under applicable securities laws.

Section 4.06. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 4.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 5
Covenants

Section 5.01. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the Company and each Sequoia Fund will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement; provided that nothing herein will require the Company to complete the Bonneville Merger Closing. The Company and each Sequoia Fund agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 5.02. Legend. (a) Each Sequoia Fund agrees that each book entry representing any of the Series A Preferred Shares shall be noted by the transfer agent for the Series A Preferred Stock with the following legend:

“THE SECURITIES REPRESENTED BY THIS BOOK ENTRY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE SECURITIES REPRESENTED BY THIS BOOK ENTRY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE CERTIFICATE OF INCORPORATION OF GREEN DOT CORPORATION (THE “COMPANY”), COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY, AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR

OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.”
(b)    Each Sequoia Fund agrees that each book entry representing any of the Class A Common Conversion Shares shall be noted by the transfer agent for the Class A Common Stock with the following legend:

“THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.”
(c)    If any of the Class A Common Conversion Shares become registered under the 1933 Act, the Company shall either create new book entries representing such Class A Common Conversion Shares that are not noted by the transfer agent for the Class A Common Stock with the legend set forth in Section 5.02(b) or cooperate with the holder of such Class A Common Conversion Shares as appropriate to remove the notation of the legend set forth in Section 5.02(b) from each book entry representing such Class A Common Conversion Shares.

Section 5.03. Subsequent Exchanges. From time to time after the Closing, if and to the extent mutually agreed in writing by the Company and any Sequoia Fund or Funds, the Company and such Sequoia Fund or Funds may consummate one or more subsequent exchanges (each, a “Subsequent Exchange”) of shares of Class B Common Stock or Class A Common Stock held by such Sequoia Fund or Funds for shares of Series A Preferred Stock issued by the Company in a ratio of one share of Series A Preferred Stock for each one thousand shares of Class B Common Stock or Class A Common Stock (with such ratio being subject to appropriate adjustment, if needed, in the case of any stock split, reverse stock split, stock dividend, recapitalization or other similar event) and otherwise upon the terms and subject to the conditions of this Agreement, mutatis mutandis.

ARTICLE 6
Conditions to Closing

Section 6.01. Conditions to Obligations of the Company and the Sequoia Funds. The obligations of the Company and the Sequoia Funds to consummate the Closing are subject to the satisfaction of the following conditions:

(a)    The Company shall have received the Board of Governors of the Federal Reserve System's approval to acquire Bonneville Bancorp and thereby become a bank holding company for purposes of the Bank Holding Company Act of 1956, and the Company and the Sequoia Funds shall be reasonably satisfied that the Bonneville Merger Closing will occur immediately after the Closing.

(b)    The Company shall have duly adopted and filed the Certificate of Designations with the Delaware Secretary of State and such filing shall have been accepted thereby.

(c)    The Registration Rights Amendment shall have been executed by the Company and the Holders (as defined in the Registration Rights Agreement) of not less than 67% of the Registrable Shares (as defined in the Registration Rights Agreement) then outstanding.

(d)    No provision of any Applicable Law shall prohibit the consummation of the Closing.

Section 6.02. Conditions to Obligation of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction of the following further condition: (a) the Sequoia Funds shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date and (b) the representations and warranties of the Sequoia Funds contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date.

Section 6.03. Conditions to Obligations of the Sequoia Funds. The obligations of the Sequoia Funds to consummate the Closing are subject to the satisfaction of the following further condition: (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (b) the representations and warranties of the Company contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date.

ARTICLE 7
Termination

Section 7.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of the Company and the Sequoia Funds; or

(b)    by either the Company or the Sequoia Funds if:

(i)    the Closing shall not have been consummated on or before December 31, 2011;

(ii)    the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

(iii)    the Bonneville Merger Agreement shall have been terminated.

The party desiring to terminate this Agreement pursuant to any subsection of Section 7.01(b) shall give notice of such termination to the other party.
Section 7.02. Effect of Termination. If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of any party (or any stockholder, partner, director, officer, employee, agent, consultant or representative of such party) to any other party; provided that if such termination shall result from the willful (a) failure of any party to fulfill a condition to the performance of the obligations of any other party, (b) failure to perform a covenant of this Agreement or (c) breach by any party of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) incurred or suffered by each other party as a result of such failure or breach. The provisions of Article 8 (other than Section 8.07) shall survive any termination hereof pursuant to Section 7.01.

ARTICLE 8
Miscellaneous

Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given,

if to the Company, to:
Green Dot Corporation
605 E. Huntington Dr., Ste. 205
Monrovia, CA 91016
Attention: General Counsel
Facsimile No.: (626) 775-3704

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: William L. Taylor
Facsimile No.: (212) 701-5800

if to any Sequoia Fund, to:
Sequoia Capital
3000 Sand Hill Road 4-250
Menlo Park, CA 94025
Attention: Chief Financial Officer
Facsimile No.: (650) 854-2977

with a copy to:
Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Attention: Jonathan Axelrad
Facsimile No.: (650) 853-1038

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
Section 8.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this

Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 8.04. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 8.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8.06. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 8.07. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

GREEN DOT CORPORATION

By:	/s/ Steven W. Streit
	Name:	Steven W. Streit
	Title:	Chief Executive Officer

SEQUOIA CAPITAL FRANCHISE FUND, L.P.

By: SCFF MANAGEMENT LLC, its General Partner

By:	/s/ Michael Moritz
	Name:	Michael Moritz
	Title:	General Partner

SEQUOIA CAPITAL USGF PRINCIPALS FUND IV L.P.

By: SCGF IV MANAGEMENT, L.P., its General Partner By: SCGF GENPAR, LTD., its General Partner

By:	/s/ Michael Moritz
	Name:	Michael Moritz
	Title:	General Partner

SEQUOIA CAPITAL FRANCHISE PARTNERS, L.P.

By: SCFF MANAGEMENT LLC, its General Partner

By:	/s/ Michael Moritz
	Name:	Michael Moritz
	Title:	General Partner

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.

By: SCGF IV MANAGEMENT, L.P., its General Partner By: SCGF GENPAR, LTD., its General Partner

By:	/s/ Michael Moritz
	Name:	Michael Moritz
	Title:	General Partner

Schedule 2.01

Class B Common Shares and Series A Preferred Shares
of the Sequoia Funds

Sequoia Fund	Number of Shares of Class B Common Stock	Number of Shares of Series A Preferred Stock
Sequoia Capital Franchise Fund, L.P.	5,290,000	5,290
Sequoia Capital USGF Principals Fund IV L.P.	35,000	35
Sequoia Capital Franchise Partners, L.P.	721,000	721
Sequoia Capital U.S. Growth Fund IV, L.P.	813,000	813
TOTAL	6,859,000	6,859

Exhibit A

Form of Second Amendment to Registration Rights Agreement

SECOND AMENDMENT TO NINTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This Second Amendment to Ninth Amended and Restated Registration Rights Agreement (this “Amendment”) is entered into as of December 8, 2011 among Green Dot Corporation, a Delaware corporation (the “Company”), and the stockholders of the Company who are party hereto. Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed thereto in the Registration Rights Agreement (as defined below).
WHEREAS, the Company and the Holders have previously entered into that certain Ninth Amended and Restated Registration Rights Agreement dated as of May 27, 2010, as amended by the First Amendment thereto dated as of July 16, 2010 among the Company and the stockholders of the Company who are party thereto (as amended, the “Registration Rights Agreement”);
WHEREAS, the Company and certain Holders have entered into a Share Exchange Agreement (“Share Exchange Agreement”) dated as of December 8, 2011 among the Company and the Holders who are party thereto, pursuant to which such Holders have agreed to exchange (the “Initial Exchange”) certain shares of Class B Common Stock for shares of a newly created series of preferred stock of the Company, the Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in the Share Exchange Agreement;
WHEREAS, the terms of the Series A Preferred Stock provide for the conversion of shares thereof into shares of Class A Common Stock upon the terms and subject to the conditions set forth in the certificate of designations relating to the Series A Preferred Stock filed with the Delaware Secretary of State on the date hereof;
WHEREAS, in connection with the Initial Exchange, the undersigned parties to the Registration Rights Agreement desire to make certain amendments to the definitions under the Registration Rights Agreement;
WHEREAS, Section 5 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the written consent of the Company and the Holders of not less than 67% of the Registrable Shares then outstanding, and further provides that any such amendment shall be binding upon all the parties to the Registration Rights Agreement, regardless of whether such parties consented to such amendment; and

WHEREAS, as provided below, the effectiveness of this Amendment is conditioned upon the Closing (as defined in the Share Exchange Agreement) of the Initial Exchange (the time this Amendment becomes effective, the “Effective Time”);
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments. Effective as of the Effective Time:
(a) Article 1 of the Registration Rights Agreement is hereby amended by inserting the following new Section 1.5 and re-numbering the subsequent Sections of Article 1 accordingly:
“1.5 The term “New Preferred Stock” means shares of the Company's Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share.”
(b) Section 1.7 of the Registration Rights Agreement is hereby amended and restated as follows:
“1.8 The term “Registrable Shares” means and includes (i) any shares of Class A Common Stock issued pursuant to the Issuance Agreement which constitute “Vested Shares” (as defined in the Issuance Agreement), (ii) the shares of Class A Common Stock issuable or issued upon conversion of the Class B Common Stock issued or issuable upon conversion of the Preferred Stock; (iii) the shares of Class A Common Stock issued or issuable upon conversion of the New Preferred Stock; (iv) the shares of Class A Common Stock issued or issuable upon conversion of the Class B Common Stock issued or issuable upon exercise of those certain warrants that were issued to the purchasers of the Company's Series B Preferred Stock; (v) the shares of Class A Common Stock issued or issuable upon conversion of the Class B Common Stock issued or issuable upon exercise of that certain warrant issued to PayPal, Inc. on March 3, 2009 (the “PayPal Warrant”); and (vi) any other shares of Class A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv) and (v) above, and in each case held by a party to this Agreement and such party's permitted assignee, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 2 are not assigned.”
2. Effectiveness of Amendment. Conditioned upon the occurrence of the Effective Time and the execution of this Amendment by the Company and the

Holders of not less than 67% of the Registrable Shares then outstanding, the Registration Rights Agreement shall be amended as set forth in this Amendment. If the Exchange Agreement is terminated without the Effective Time occurring, this Amendment shall thereupon become null and void and of no further effect.
3. Full Force and Effect. The parties agree that all terms of the Registration Rights Agreement not otherwise amended hereunder shall remain in full force and effect.
4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
5. Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Amendment, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

THE COMPANY

GREEN DOT CORPORATION
By:
Name:
Title:

HOLDERS

SEQUOIA CAPITAL FRANCHISE FUND, L.P. By: SCFF Management LLC, its General Partner
By:
Name:
Title:

SEQUOIA CAPITAL USGF PRINCIPALS FUND IV L.P. By: SCGF IV Management, L.P., its General Partner By: SCGF Genpar, Ltd., its General Partner
By:
Name:
Title:

SEQUOIA CAPITAL FRANCHISE PARTNERS, L.P. By: SCFF Management LLC, its General Partner
By:
Name:
Title:

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P. By: SCGF IV Management, L.P., its General Partner By: SCGF Genpar, Ltd., its General Partner
By:
Name:
Title:

[OTHER HOLDERS TBD]
By:
Name:
Title:

Exhibit B

Form of Series A Preferred Stock Certificate of Designations

CERTIFICATE OF DESIGNATIONS
OF
SERIES A CONVERTIBLE JUNIOR PARTICIPATING NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
GREEN DOT CORPORATION
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
The undersigned, Steven W. Streit, Chief Executive Officer of Green Dot Corporation, a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors has duly adopted the following resolutions:
RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation (which authorizes 5,000,000 shares of preferred stock, par value $0.001 per share of the Corporation (the “Preferred Stock”)), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock as follows:
RESOLVED, that each share of such series of Preferred Stock shall be subject to the following provisions:
SECTION 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock” (“Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock.
SECTION 2. Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 10,085. Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation, or converted into shares of Class A Common Stock, shall not be reissued as shares of such series and shall (upon filing of the appropriate certificate with the Secretary of State of the State of Delaware, if necessary) be cancelled and become authorized but unissued shares of Preferred Stock.
SECTION 3. Definitions. As used herein with respect to Series A Preferred Stock:

(a)“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) has the meaning set forth in 12 C.F.R. § 225.2(e)(1).
(b)“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in Los Angeles, California are authorized or required by law or executive order to remain closed.
(c)“Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.
(d)“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.
(e)“Certificate of Incorporation” shall mean the Tenth Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(f)“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share (or such other par value, or no par value, as such common stock may have from time to time), of the Corporation.
(g)“Class A Common Stock Distribution” has the meaning set forth in Section 5(c).
(h)“Class A Common Stock Distribution Date” has the meaning set forth in Section 5(c).
(i)“Class A Common Stock Distribution Record Date” has the meaning set forth in Section 5(c).
(j)“Class A Common Stock Split Distribution” has the meaning set forth in Section 11(d).
(k)“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share (or such other par value, or no par value, as such common stock may have from time to time), of the Corporation.
(l)“Closing Price” per share of Class A Common Stock on any Trading Day means the closing sale price per share of Class A Common Stock on the Relevant Exchange on such Trading Day.
(m)“Common Stock” means the Class A Common Stock and the Class B Common Stock.
(n)“Conversion Rate” means the number of shares of Class A Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock, which Conversion Rate shall initially be one thousand (1,000) shares of Class A Common Stock per share of Series A Preferred Stock, subject to adjustment as provided in Section 11(d).
(o)“Distributed Property” has the meaning set forth in Section 5(c).
(p)“Holder” means a Person in whose name one or more shares of the Series A Preferred Stock are registered.
(q)“Junior Stock” means the Class A Common Stock, the Class B Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock, that ranks junior to Series A Preferred Stock either or both as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(r)“Liquidation Preference” has the meaning set forth in Section 6(b).
(s)“Liquidation Preference Amount” means one cent ($0.01) per share of Series A Preferred Stock.
(t)“Parity Stock” means each class or series of stock of the Corporation, other than Series A Preferred Stock, that ranks equally with the Series A Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(u)“Permitted Inside Transfer” means any transfer of shares of Series A Preferred Stock by a Holder to an Affiliate of such Holder.
(v)“Permitted Outside Transfer” means any transfer of shares of Series A Preferred Stock by a Holder (i) in a widespread public distribution, (ii) in a private sale or transfer (including, without limitation, a distribution (x) by a partnership to a partner or former partner, (y) by a limited liability company to a member or former member or (z) by a corporation to a stockholder or former stockholder) in which the relevant transferee (together with its Affiliates and other transferees acting in concert with it) acquires no more than 2% of any class of voting shares (as defined in 12 C.F.R. § 225.2(q)(3) and determined by giving effect to the automatic conversion of such transferred shares of Series A Preferred Stock upon such transfer pursuant to Section 11(a)) of the Corporation, (iii) to a transferee that (together with its Affiliates and other transferees acting in concert with it) owns or controls more than 50% of any class of voting shares (as defined in 12 C.F.R. § 225.2(q)(3)) of the Corporation without regard to any transfer of shares from the transferring Holder or (iv) to the Corporation; provided that, notwithstanding anything to the contrary in this definition, any transfer of shares of Series A Preferred Stock by a Holder in any transaction described in any of the foregoing clauses (i), (ii) or (iii) that is also a Permitted Inside Transfer shall constitute a Permitted Inside Transfer and not a Permitted Outside Transfer.
(w)“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company,

trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
(x)“Record Date” has the meaning set forth in Section 5(d).
(y)“Reference Property” has the meaning set forth in Section 11(e).
(z)“Relevant Exchange” means the New York Stock Exchange; provided, however, that if the Class A Common Stock is not listed for trading on the New York Stock Exchange, then “Relevant Exchange” means the principal U.S. national or regional securities exchange on which the Class A Common Stock is listed; provided further, that if the Class A Common Stock is not listed on a U.S. national or regional securities exchange, then “Relevant Exchange” means the principal over-the-counter market on which the Class A Common Stock is traded.
(aa)“Reorganization Event” has the meaning set forth in Section 11(e).
(bb)    “Senior Stock” means all Preferred Stock that ranks senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(cc)    “Trading Day” means any day during which trading in the Class A Common Stock generally occurs on the Relevant Exchange.
SECTION 4. Ranking. The Series A Preferred Stock will, with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets on any liquidation, dissolution or winding up of the Corporation, rank (a) on parity with Parity Stock and (b) senior to Junior Stock.
SECTION 5. Dividends.
(a)For so long as the outstanding shares of Series A Preferred Stock represent more than ten percent (10%) of the aggregate number of shares of Series A Preferred Stock originally issued by the Corporation (as adjusted for any split, reverse split, subdivision, combination, reclassification or other similar action with respect to the Series A Preferred Stock), then (in addition to any other vote or consent of stockholders required by the Certificate of Incorporation) without the vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock then outstanding, voting separately as a single class, the Corporation may not make any dividends or other distributions with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock, regardless of class. For purposes of this Section 5(a), the term “ratable” shall be construed in a manner consistent with the usage of that term in Section 3.4 of Article IV of the Certificate of Incorporation; provided that in addition to a dividend or distribution that would be “ratable” under such Section 3.4, a dividend or distribution that is the same per share of Common Stock will be considered “ratable”.
(b)Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds or property legally available therefor under Delaware law, non-cumulative dividends and distributions, if any, in the amount, kind and manner set forth in Section 5(c). Except as provided in the immediately preceding sentence, in Section 5(c) or in Section 6, Holders shall not be entitled to any other dividends or distributions on the Series A Preferred Stock. Notwithstanding anything herein to the contrary, (i) dividends and distributions on the Series A Preferred Stock shall not be cumulative; (ii) Holders shall not be entitled to receive any dividends or distributions not declared by the Board of Directors or a duly authorized committee of the Board of Directors; and (iii) no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or distribution not so declared.
(c)If the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend, or the Corporation otherwise makes any distribution, on outstanding shares of Class A Common Stock, of cash, securities (including, without limitation, rights, warrants, options or evidences of indebtedness) or other property or assets (in each case excluding Class A Common Stock Split Distributions and Reorganization Events) (such a dividend or distribution, a “Class A Common Stock Distribution,” and the cash, securities, property or assets dividended or distributed on the Class A Common Stock pursuant to such Class A Common Stock Distribution, the “Distributed Property,” and the date such Distributed Property is paid to holders of Class A Common Stock pursuant to such Class A Common Stock Distribution, the “Class A Common Stock Distribution Date,” and the record date for determining the holders of Class A Common Stock entitled to receive such Class A Common Stock Distribution, the “Class A Common Stock Distribution Record Date”), then the Board of Directors or a duly authorized committee of the Board of Directors shall, in accordance with this Section 5(c), declare to be paid, or cause there to be distributed, to the Holders in respect of the Series A Preferred Stock, Distributed Property in accordance with this Section 5(c). The date on which such Distributed Property is to be paid to Holders in respect of the Series A Preferred Stock on account of such Class A Common Stock Distribution shall be the Class A Common Stock Distribution Date, and the kind and amount of Distributed Property to be dividended or distributed per share of Series A Preferred Stock shall be the kind and amount of Distributed Property that a holder of a number of shares of Class A Common Stock equal to the Conversion Rate in effect at the close of business on the Class A Common Stock Distribution Record Date for such Class A Common Stock Distribution would have been entitled to receive pursuant to such Class A Common Stock Distribution. The Corporation shall not declare any Class A Common Stock Distribution unless the Corporation has funds legally available to comply, and complies, with this Section 5(c) with respect to such Class A Common Stock Distribution. For avoidance of doubt, (i) no dividend or distribution shall be payable on the Series A Preferred Stock pursuant to this Section 5(c) unless there shall occur a Class A Common Stock Distribution, and (ii) if (A) in connection with a Reorganization Event, the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend, or the Corporation otherwise makes any distribution, on outstanding shares of Class A Common Stock and (B) in connection with such Reorganization Event, the Class A Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property, then (1) such dividend or distribution shall be subject to this Section 5(c) but not to Section 11(e) and (2) such conversion into, exchange for or right to receive cash, securities or other property shall be subject to Section 11(e) but not to this Section 5(c).

(d)Dividends or distributions that are payable on Series A Preferred Stock on a Class A Common Stock Distribution Date pursuant to Section 5(c) on account of a Class A Common Stock Distribution will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the date (each such date, a “Record Date”) that is the Class A Common Stock Distribution Record Date for such Class A Common Stock Distribution.
(e)If any share of Series A Preferred Stock is converted into Class A Common Stock on or prior to a Record Date for a dividend or distribution on the Series A Preferred Stock pursuant to Section 5(c), then the Holder of such share of Series A Preferred Stock shall not have the right to receive a dividend or distribution with respect to such share pursuant to Section 5(c) (but such Holder's initial transferee or a subsequent transferee, as applicable, shall have the right to receive a dividend or distribution on the shares of Class A Common Stock into which such share was converted in accordance with the applicable provisions of the Certificate of Incorporation). If any share of Series A Preferred Stock is converted into Common Stock after a Record Date for a dividend or distribution on the Series A Preferred Stock pursuant to Section 5(c) but on or prior to the date such dividend or distribution is to be made, then the Holder of such share of Series A Preferred Stock at the close of business on such Record Date shall have the right to receive such dividend or distribution notwithstanding such conversion.
SECTION 6. Liquidation Rights.
(a)Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, per share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation and all liquidation rights of any Senior Stock, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the Liquidation Preference Amount per share, together with all dividends (if any) on the Series A Preferred Stock that have been declared but not paid prior to the date of payment of such distribution.
(b)Partial Payment. If, in any distribution described in Section 6(a), the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all Holders of Series A Preferred Stock and all holders of any Parity Stock, then the amounts paid to the Holders of Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the Holders of Series A Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Preferred Stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution and disregarding any payment under Section 6(c) (or any similar provision of any Parity Stock)), including any declared but unpaid dividends (and, in the case of any holder of stock other than Series A Preferred Stock and on which dividends accrue on a cumulative basis, any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

(c)Residual Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, if the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock, Parity Stock and Senior Stock, then the Holders shall (subject to the rights, if any, of any other series of Preferred Stock that is not Junior Stock to similarly be treated as holders of Class A Common Stock) thereafter be treated as holders of Class A Common Stock, determined as if each share of Series A Preferred Stock were converted into shares of Class A Common Stock at the Conversion Rate in effect at the time of such liquidation, dissolution or winding up and shall have the right to receive a distribution pursuant to Section 3.6 of Article IV of the Certificate of Incorporation.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders receive cash, securities or other property for their shares of Series A Preferred Stock, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the affairs of the Corporation but instead shall constitute a Reorganization Event pursuant to Section 11(e).
SECTION 7. No Redemption. The Series A Preferred Stock shall not be redeemable at the election of the Corporation or at the election of the Holder.
SECTION 8. Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance herewith.
SECTION 9. Voting Rights.
(a)General. The Holders shall not have any voting rights in respect of the Series A Preferred Stock except as set forth below or as otherwise from time to time required by law.
(b)Limited Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the Holders of at least a majority of the outstanding shares of Series A Preferred Stock at the time outstanding shall be necessary for effecting or validating any amendment, alteration or repeal of any provision of the terms of the Series A Preferred Stock so as to affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock; provided, however, that for all purposes of this Section 9(b) and for the avoidance of doubt, any Reorganization Event in respect of which the Corporation complies with Section 11(e), any increase in the amount of the authorized Preferred Stock, or any creation or issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock or other stock of the Corporation ranking senior to, equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation (including, for the avoidance of doubt, any such increase, creation or issuance pursuant to, or in connection with the Corporation's adoption of, any stockholder rights plan) will not be deemed to affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock. Notwithstanding any other provision of this Section 9, the Corporation shall not take any action which would reasonably be expected to cause any Holder to become subject (or to result in any Holder becoming subject) to the Bank Holding Company Act of 1956, as amended, without the vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding.
(c)Procedures for Voting and Consents. Any vote or consent of the Holders may be taken either by vote at a meeting called for the purpose or by written consent without a meeting and in either case may be given in person or by proxy. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws and applicable law.
SECTION 10. Transfer Restrictions.
(a)No Holder may transfer any shares of Series A Preferred Stock except pursuant to (i) a Permitted Inside Transfer or (ii) a Permitted Outside Transfer.
(b)Any attempt to transfer any shares of Series A Preferred Stock not in compliance herewith shall be null and void, and the Corporation shall not, and shall cause the transfer agent, if any, for the Series A Preferred Stock not to, give any effect in the Corporation's stock records to such attempted transfer.
SECTION 11. Automatic Conversion.
(a)Conversion Upon Transfer. Upon any Permitted Outside Transfer of Series A Preferred Stock by any Holder, each share of Series A Preferred Stock so transferred shall, automatically and without the act of such Holder, be converted into a number of shares of Class A Common Stock equal to the Conversion Rate in effect at the time of conversion. Such conversion shall take effect simultaneously with the applicable Permitted Outside Transfer, unless such Permitted Outside Transfer occurs after the close of business on a Business Day or on a day other than a Business Day, in which case such conversion shall not take effect until the open of business on the next Business Day. Neither the transfer of Series A Preferred Stock nor the issuance of Class A Common Stock on conversion of Series A Preferred Stock will be treated as a transfer of Common Stock for purposes of the second sentence of Section 3.3 of Article IV of the Certificate of Incorporation.
(b)Certain Conversion Terms. After any Permitted Outside Transfer, the new holder of the shares of Series A Preferred Stock so converted (and any subsequent transferee thereof) shall present to the Corporation such evidence of transfer as the Corporation may reasonably request, and promptly after the presentation thereof, and if required, the payment of all transfer and similar taxes, the Corporation shall issue and register in book-entry form in the name of such holder the whole number of shares of Class A Common Stock issuable upon such conversion. Each Holder shall give prompt notice to the Corporation of any Permitted Outside Transfer of shares of Series A Preferred Stock by such Holder thereof. The Corporation shall not issue fractional shares of Class A Common Stock upon any conversion of shares of Series A Preferred Stock and shall instead deliver to the relevant transferee a check in an amount equal to the value of the applicable fraction computed on the basis of the Closing Price per share of the Class A Common Stock on the Trading Day immediately before the date of such conversion. All shares of Class A Common Stock issued or delivered upon conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim created by the Corporation. If more than one share of Series A Preferred Stock is converted upon any Permitted Outside Transfer, then the number of full shares of Class A Common Stock issuable upon such conversion shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so converted.
(c)Effect of Conversion. Subject to the second sentence of Section 5(e), upon conversion each outstanding share of Series A Preferred Stock so converted shall cease to be outstanding, dividends and distributions on such share shall cease to accrue or be due and all rights in respect of such share shall terminate, other than the right to receive, upon compliance with Section 11(b), appropriate evidence of the shares of Class A Common Stock registered in book-entry form into which such share of Series A Preferred Stock has been converted, together with cash in lieu of any fractional share, as provided herein.
(d)Adjustment to the Conversion Rate. If, after the date of original issue of the Series A Preferred Stock, the Corporation: (i) pays a dividend or makes another distribution on Class A Common Stock to holders of Class A Common Stock payable in shares of Class A Common Stock (a “Class A Common Stock Split Distribution”); (ii) subdivides or splits the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock; or (iii) combines or reclassifies or otherwise changes the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then the Conversion Rate shall be adjusted by multiplying such Conversion Rate in effect immediately before such adjustment by the number of shares of Class A Common Stock which a person who owns only one (1) share of Class A Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision, split, or combination or reclassification and who is entitled to participate in such dividend, distribution, subdivision, split, combination or reclassification would own immediately after giving effect to such dividend, distribution, subdivision, split, combination or reclassification (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision, split, combination or reclassification not to issue fractional shares of Class A Common Stock). Such adjustment shall become effective immediately after the close of business on such record date, in the case of a stock dividend or stock distribution, and shall become effective at the effective time of the subdivision, split, combination or reclassification, in the case of such an event. For avoidance of doubt, if, after the date of original issue of the Series A Preferred Stock, the Corporation pays a dividend or makes another distribution on Class A Common Stock to holders of Class A Common Stock payable, in part (and not exclusively), in shares of Class A Common Stock, then such dividend or distribution will be treated as a Class A Common Stock Split Distribution with respect to the portion paid in Class A Common Stock and as a Class A Common Stock Distribution with respect to the remaining portion.

(e)Conversion Upon Reorganization Event. If, after the date of original issue of the Series A Preferred Stock, (i) there occurs (A) any consolidation or merger of the Corporation with or into another Person; (B) any sale, transfer, lease, exchange or conveyance to another Person of the assets of the Corporation as an entirety or substantially as an entirety; or (C) any statutory exchange of securities of the Corporation with another Person or any binding share exchange which reclassifies or changes the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a transaction that is subject to Section 11(d)) (any such event in clauses (A) through (C), inclusive, a “Reorganization Event”); and (ii) pursuant to such Reorganization Event, the Class A Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property, then, effective immediately after the effective time of such Reorganization Event, the Corporation shall make provision for each outstanding share of Series A Preferred Stock to be converted into or to receive in exchange for such share, out of funds legally available therefor, the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable pursuant to such Reorganization Event by a holder of a number of shares of Class A Common Stock equal to the Conversion Rate in effect at such effective time. For purposes of this Section 11(e), if holders of Class A Common Stock have a right to elect the type of consideration receivable in connection with a Reorganization Event, the Holders of shares of Series A Preferred Stock shall have a similar right of election, including being subject to any pro-ration provision applicable to the right of election of holders of Class A Common Stock in connection with such Reorganization Event. On and after the effective time of a Reorganization Event of the type referred to in clause (ii) of the first sentence of this Section 11(e), each outstanding share of Series A Preferred Stock shall cease to be outstanding, dividends on such share shall cease to accrue, and all rights of the Holder(s) of such share shall terminate with respect to such share, other than the right to receive the kind and amount of Reference Property into which such share of Series A Preferred Stock has been converted plus any declared and unpaid dividends.
(f)Notice of Adjustments. Whenever the Conversion Rate is adjusted pursuant to Section 11(d), the Corporation shall, within ten (10) Business Days following the occurrence of the event that requires such adjustment, (i) compute the adjusted Conversion Rate in accordance with Section 11(d); and (ii) cause the Chief Financial Officer of the Corporation (or a designee of such Chief Financial Officer) to prepare and mail to each Holder, at such Holder's last address shown on the records of the Corporation, a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) any adjustments and readjustments since the date of original issue of the Series A Preferred Stock, (ii) the applicable Conversion Rate at the time in effect and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder's Series A Preferred Stock.
(g)Reservation of Class A Common Stock. The Corporation shall, at all times when any shares of Series A Preferred Stock are outstanding, reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, the full number of shares of Class A Common Stock then issuable upon conversion of all then outstanding shares of

Series A Preferred Stock. Notwithstanding anything herein to the contrary, the Corporation may, at its election, deliver, upon conversion of the Series A Preferred Stock, treasury shares of Class A Common Stock or other shares of Class A Common Stock that the Corporation has reacquired, provided such shares comply with the fourth sentence of Section 11(b).
(h)Polices and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the Certificate of Incorporation, relating to the conversion of Series A Preferred Stock into Class A Common Stock, as it may deem necessary or advisable.
SECTION 12. No Optional Conversion. At no time may any share of the Series A Preferred Stock be converted at the option of the Holder thereof. For the avoidance of doubt, this Section 12 shall not affect the automatic conversion of the Series A Preferred Stock upon a Permitted Outside Transfer pursuant to Section 11(a).
SECTION 13. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the Holder thereof, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of Series A Preferred Stock.
SECTION 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.
SECTION 15. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.
SECTION 16. No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
SECTION 17. No Impairment. The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Series A Preferred Stock against impairment; provided that, to the extent that the rights and obligations of the Holders of the Series A Preferred Stock and the Corporation with respect to any transaction, event or other matter are addressed by one or more specific provisions of this Certificate of

Designations, such provision(s) shall govern and this Section 17 shall be inapplicable with respect thereto.
SECTION 18. Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
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IN WITNESS WHEREOF, GREEN DOT CORPORATION has caused this Certificate of Designations to be signed and attested by the undersigned this 8th day of December, 2011.

GREEN DOT CORPORATION

By:
Name:
Title:

Exhibit C

Form of Rule 16b-3 Board Resolutions

Form of Rule 16b-3 Board Resolutions
WHEREAS, it is the Corporation's intention that the disposition of the shares of Class B Common Stock by the Sequoia Funds to the Corporation and the acquisition of the shares of Series A Preferred Stock by the Sequoia Funds from the Corporation pursuant to the Exchange Agreement shall, to the extent applicable, have the benefit of the exemption provided for in Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
NOW, THEREFORE, IT IS:
RESOLVED, that, in accordance with Rule 16b-3 (i) the disposition of 6,859,000 shares of the Class B Common Stock by the Sequoia Funds to the Corporation, and (ii) the acquisition of 6,859 shares of the Series A Preferred Stock by the Sequoia Funds from the Corporation in connection with the Initial Exchange, with respect to Michael J. Moritz, a director of the Corporation and a managing member or director of the general partner (or general partner of the general partner) of each of the Sequoia Funds and, with respect to the Sequoia Funds, to the extent that any Sequoia Fund is deemed to be a director of the Corporation by deputization, be, and hereby are, approved;
RESOLVED, that the foregoing resolution is adopted for the purpose of satisfying the exemption under Rule 16b-3(d) and Rule 16b-3(e) promulgated under the Exchange Act with respect to Mr. Moritz and, to the extent that any Sequoia Fund is deemed to be a director of the Corporation by deputization, the Sequoia Funds.